EXHIBIT 17

                                  FORM OF PROXY

                                                  YOUR VOTE IS IMPORTANT!

                                                    VOTE TODAY BY MAIL,
                                             TOUCH-TONE PHONE OR THE INTERNET
                                             CALL TOLL FREE 1-888-221-0697 OR
                                             LOG ON TO WWW.PROXYWEB.COM/XXXXX

*** CONTROL NUMBER: XXX XXX XXX XXX XX ***   Please fold and detach card at
                                             perforation before mailing.

AARP BOND FUND FOR INCOME

PROXY             SPECIAL MEETING OF SHAREHOLDERS - JULY 11, 2000


         The undersigned hereby appoints John Millette, Kathryn L. Quirk and John R. Hebble, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of the above-referenced fund (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., Two International Place, Boston, MA 02110, on July 11, 2000, at 2:00 p.m., Eastern time, and at any adjournments thereof.

                                        PLEASE  SIGN AND RETURN  PROMPTLY IN THE
                                        ENCLOSED   ENVELOPE.   NO   POSTAGE   IS
                                        REQUIRED.

                                        Dated ____________________________,2000

                                        PLEASE  SIGN  EXACTLY  AS  YOUR  NAME OR
                                        NAMES   APPEAR.   WHEN   SIGNING  AS  AN
                                        ATTORNEY,    EXECUTOR,    ADMINISTRATOR,
                                        TRUSTEE OR  GUARDIAN,  PLEASE  GIVE YOUR
                                        FULL TITLE AS SUCH.

                                        ----------------------------------------
                  [NAME] [ADDRESS]

                                        ----------------------------------------
                                        SIGNATURE(S) OF SHAREHOLDER(S)

                                                   YOUR VOTE IS IMPORTANT!

                                                     VOTE TODAY BY MAIL,
                                              TOUCH-TONE PHONE OR THE INTERNET
                                              CALL TOLL FREE 1-888-221-0697 OR
                                              LOG ON TO WWW.PROXYWEB.COM/XXXXX

                Please fold and detach card at perforation before
                                    mailing.

         All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE --- PROPOSALS.

                   PLEASE VOTE BY FILLING IN THE BOXES BELOW.

                                                FOR ALL        WITHHOLD
                                                NOMINEES       AUTHORITY TO
                                                LISTED         VOTE FOR ALL
                                                (EXCEPT AS     NOMINEES LISTED
                                                NOTED IN
                                                SPACE
                                                PROVIDED)
PROPOSAL 1

To elect Trustees to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

NOMINEES:

(01) Henry P. Becton,  Jr. (02) Linda C.
Coughlin (03)  Dawn-Marie  Driscoll (04)
Edgar R.  Fiedler (05) Keith R. Fox (06)
Joan  Edelman  Spero  (07) Jean  Gleason
Stromberg   (08)  Jean  C.  Tempel  (09)
Steven Zaleznick

INSTRUCTION: To withhold authority to vote for any individual nominee, write the name(s) on the line immediately below.

----------------------------------------

PROPOSAL 2                                      FOR      AGAINST        ABSTAIN
----------

To  approve  an  Agreement  and  Plan of
Reorganization  for the Fund whereby all
or  substantially  all of the assets and
liabilities   of  the   Fund   would  be
acquired  by  Scudder   Income  Fund  in
exchange for shares of the AARP Shares class of shares of Scudder Income Fund.

PROPOSAL 3

To    ratify    the     selection     of
PricewaterhouseCoopers LLP as the Fund's independent accountants for the current fiscal year.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

                           PLEASE SIGN ON REVERSE SIDE